STANDSTILL AGREEMENT

This Standstill Agreement (the “Agreement”), is made and entered into as of December __, 2008, by and between SILVERBIRCH INC. (the “Lender”), an Ontario corporation having an office at Suite 500, 150 Ferrand Drive, Toronto, Ontario M3C 3E5, and RED MILE ENTERTAINMENT, INC., (the “Borrower”, and together with the Lender, the “Parties”), a Delaware corporation having its chief executive office at 223 San Anselmo Avenue, Suite #3, San Anselmo, California 94960.

BACKGROUND

WHEREAS, the Borrower is indebted to the Lender on account of a Promissory Note dated May 7, 2008 (the “Promissory Note”), in the principal amount of $750,000, executed and delivered by the Borrower to the Lender, and there remains owing under the Promissory Note the principal sum of $750,000, together with accrued interest, fees and costs; and

WHEREAS, the Promissory Note, and all other original and amended pledge, credit and security agreements and documents related to or executed in connection with the Promissory Note are hereinafter collectively referred to as the “Loan Documents”; and

WHEREAS, the Lender asserts that the Borrower is in default under one or more of the Loan Documents; and

WHEREAS, the Borrower asserts that it has various claims against the Lender under the merger agreement between the Parties dated October 7, 2008 (the “Merger Agreement”) and defenses under the Loan Documents; and

 WHEREAS, by virtue of the existence of such defaults, claims and defenses, the Parties may have remedies and rights against the each other at law and in equity; and

WHEREAS, the Parties, without any Party in any way admitting the validity of the claims, positions or arguments advanced by any other Party, wish to enter into this Agreement on the terms and conditions set forth herein in which both Parties will refrain from exercising their rights or remedies.

NOW, THEREFORE, in consideration of the foregoing, the promises and covenants set forth herein, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           Recitals and Definitions.     The Parties acknowledge and agree that the recitals set forth above form an integral part of this Agreement and are incorporated herein in all respects.

2.           Standstill Period.

A.  Standstill Period.  The Parties will forbear and standstill from exercising their respective rights and remedies against each other during the Standstill Period. “Standstill Period” means the period starting on the date hereof and ending on the Standstill Termination Date.  “Standstill Termination Date” means the date which is the earlier of (i) the date of the payment of the Final Settlement Payment (as such term is defined below), (ii) July 31, 2009, or (iii) the date that the Lender gives written notice to the Borrower of the Lender’s election to terminate the Standstill Period in the event of an early termination described below.

B.  Early Termination.  The Lender may elect to terminate the Standstill Period if the Borrower breaches or fails to comply with any of the terms of this Agreement.

Notice of termination may be given by the Lender to the Borrower by electronic mail (e-mail), overnight courier, mail or personal delivery to the address of the Borrower set forth above and shall be effective (a) if sent by e-mail, on the business day following the date the e-mail was sent, (b) if sent by overnight courier, on the business day following delivery to a reliable overnight courier, (c) if mailed, three business days after mailing, and (d) if personally delivered, on delivery.

C.  Effect of Standstill Period Termination.  On and after the Standstill Termination Date, the Parties may exercise any and all of their respective rights and remedies without the requirement of any further notice or satisfaction of any other condition; provided, however, that if the Standstill Termination Date follows payment of the Final Settlement Payment by Borrower, the Parties respective rights and remedies will be subject to the Mutual Release set forth in Section 3.C below.

3.           Borrower’s Obligations; Release of Claims.

A.  Acceptance of Agreement and Confirmation of Obligations.  The Borrower will execute and return two copies of this Agreement, together with the first Settlement Payment Installment (as defined below) of a check in the amount of $50,000, to the Lender, no later than the close of business on December 30, 2008.  Upon receipt of the copies and the check, the Lender will execute the copies and return one copy to the Borrower.  The Lender’s offer to enter into this Agreement shall expire on the close of business on December 30, 2008.

B.           Payment of Obligations.  The Borrower agrees to pay to the Lender the following amounts in Canadian Dollars (“CAD”) on the following dates:

(1).  CAD $50,000 upon the execution of the Agreement;

(2).  CAD $225,000 on the earlier of (i) Borrower achieving the beta milestone as such milestone is identified and defined in the agreement between the Borrower and Atari, Inc. in connection with the development of the game commonly referred to as “Heroes over Europe” (the “Atari Agreement”) and receiving the next installment payment from Atari Inc.; and (ii) February 6, 2009;

 (3).  CAD $250,000 on the earlier of (i) Borrower achieving the next succeeding  milestone following the milestone referred to in paragraph (2) above and receiving the applicable installment payment from Atari Inc.; and (ii) March 20, 2009; and

(4).   CAD $75,000 on the earlier of: (i) Borrower signing a publishing agreement in connection with the project commonly referred to as the “Sin City project”; and (ii) July 31, 2009.

Hereinafter, individually these payments shall be referred to as “Settlement Payment Installments” and collectively, the four Settlement Payment Installments shall be referred to as the “Final Settlement Payment.”

C.           Payment of the Final Settlement Payment; Mutual Release.  Subject to timely payment of the Final Settlement Payment by Borrower, the Parties automatically and without the necessity of the execution of any additional documents, fully and forever irrevocably, unconditionally and completely release, remise, acquit and discharge each Party and its respective heirs, successors, assigns, representatives, subsidiaries, affiliates and divisions, and the respective officers, directors, shareholders, agents, employees, representatives, successors and assigns of each of the foregoing, from all claims, liabilities and causes of action whatsoever including, without limitation, those arising out of the Loan Documents and the Merger Agreement.  The Parties expressly waive the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

 4.          No Extension of Maturity; No Waiver.  Except as expressly provided herein, (a) the execution of this Agreement by the Lender, (b) its course of dealing with respect to any default, or (c) any omission or delay by the Lender in the exercise of any right or remedy shall not operate as (i) an extension of the maturity of the Promissory Note, or (ii) a waiver of any of the Lender’s rights or remedies under any of the Loan Documents.  Without limiting the generality of the foregoing sentence, the Borrower confirms that the Lender has not made any commitment or any other assurance that it will extend the term of the Standstill Period.

5.           Conflicting Terms; No Other Modifications.  To the extent that any of the terms and conditions of this Agreement are inconsistent with any of the terms and conditions of the Loan Documents, the terms and conditions of this Agreement shall prevail.  Except as otherwise provided herein, all of the terms and conditions of the Loan Documents shall remain unaffected and in full force and effect.

This Agreement shall not be construed to: (i) impair the validity, perfection or priority of any lien or security interest securing the Borrower’s obligations to the Lender; (ii) waive or impair any rights, powers or remedies of the Lender under any of the Loan Documents upon termination or expiration of the Standstill Period; or (iii) make any loans or other extension of credit to the Borrower.

6.           Jury Trial Waiver.  The Parties hereby knowingly, voluntarily, and intentionally waive any rights to trial by jury, which the Parties may have in any action or proceeding, in law or in equity, in connection with, related to or incidental to the relationship established between them in connection with this Agreement, any of the Loan Documents, any proposed merger involving the Parties or the transactions related thereto or hereto.  The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, Claims, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims.  The  Borrower represents and warrants that no representative or agent of the Lender has represented, expressly or otherwise, that the Lender will not, in the event of litigation, seek to enforce this right to jury trial waiver.

7.           Entire Agreement.  This Agreement contains the entire agreement among the parties as to the subject matter hereof and there exist no oral agreements, commitments or understandings with respect thereto.  This Agreement may be modified only by written agreement signed by each of the parties hereto.  The Borrower has not relied upon any representations or warranties made by the Lender, its agents or attorneys, which are not reflected in this Agreement.

8.           Binding Effect and Governing Law.  This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, including, but not limited to, the Parties’ secured lenders. Except to the extent that Article 9 of the Uniform Commercial Code provides for the application of the law of any other jurisdiction, this Agreement shall be governed by and construed, interpreted and enforced in accordance with the law of the State of California and, to the extent applicable, the federal law of the United States without regard to the law of any other jurisdiction.

9.           Severability.  In case any term or provision of this Agreement shall be held to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provisions or terms, nor the validity of any other provision or term of this Agreement shall be in any way affected thereby.

10.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same document.

11.         No Accord and Satisfaction.     The Parties acknowledge and agree that the execution and performance of this Agreement does not in any way release or constitute an accord and satisfaction or novation of any of the Loan Documents and the Loan Documents shall remain in full force and effect except as specifically amended herein.

12.         Representations and Warranties. The Parties hereby represent and warrant as follows:

           A.  Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Parties of this Agreement is within the Parties’ corporate powers, has been duly authorized by all necessary corporate action, and does not

(1) contravene the Parties’ charter documents;
(2) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Parties; or
(3) result in, or require the creation or imposition of, any lien on any of the Borrower’s properties.

           B.  Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by the Parties of this Agreement.

   C.  Validity, etc.  This Agreement constitutes the legal, valid and binding obligation of the Parties enforceable in accordance with its terms.

IN WITNESS WHEREOF, the foregoing is accepted and agreed to as of the date first above written.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                      RED MILE ENTERTAINMENT, INC.

By:        /s/        Chester Aldridge

Name: __Chester Aldridge____________________

Title:_____________________________________

SILVERBIRCH INC.

By:        /s/      Graham Lowman

Name: __Graham Lowman

Title:_____________________________________